UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08	Shareholder Director Nominations

On October 12, 2018, the board of directors (the “Board”) of CytoDyn Inc., a Delaware corporation (the “Company”), determined to postpone the date of the Company’s 2018 annual meeting of stockholders from October 17, 2018 (as previously announced) to November 8, 2018. Accordingly, the annual meeting will be held at 9:30 a.m., Pacific Time, on Thursday, November 8, 2018, at the Hilton Portland Downtown, 921 S.W. 6th Avenue, Portland, Oregon, 97204. The record date for determining stockholders entitled to notice of, and to vote at, the meeting will remain September 12, 2018.

In accordance with the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission, stockholders will have until 5:30 p.m., Pacific Time, on Monday, October 22, 2018 (the “Proposal Deadline”) to submit stockholder proposals and request proxy access with respect to any business to be considered at the annual meeting. Any such proposals should be directed to the following address:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Attn: Secretary

The Company anticipates mailing definitive proxy materials for the annual meeting on or about Monday, October 15, 2018. Under the rules and regulations of the Securities and Exchange Commission, the Company undertakes to supplement such materials (and, if necessary, further postpone the annual meeting) to address any stockholder proposals timely received before the Proposal Deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

October 12, 2018	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer